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                                                                     Exhibit 5.1

             [Letterhead of Wilson Sonsini Goodrich & Rosati, P.C.]


November 3, 2003



Harmonic Inc.
549 Baltic Way
Sunnyvale, California 94089

RE:   FINAL PROSPECTUS FILED PURSUANT TO RULE 424(B)(5)

Ladies and Gentlemen:

At your request, we have examined the Final Prospectus filed by Harmonic Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the offering of Shares (as defined below) pursuant to the Prospectus, filed by the Company with the SEC in accordance with Rule 424(b)(5) on October 29, 2003 (the "Prospectus"), relating to the Registration Statement on Form S-3 (No. 333-87740), including Amendment No. 1 thereto (the "Registration Statement"), as declared effective by the SEC on April 18, 2002. Pursuant to the Prospectus and that certain Underwriting Agreement, dated October 29, 2003 (the "Underwriting Agreement"), among the Company and the several underwriters listed on Schedule A thereto (collectively, the "Underwriters"), the Company will issue and sell up to 9,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (the "Firm Shares") and up to 1,350,000 additional shares of Common Stock if the Underwriters exercise the over-allotment option granted to them by the Company (the "Option Shares" and, together with the Firm Shares, the "Shares"). As legal counsel, we have examined the proceedings proposed to be taken in connection with said issuance and sale of the Shares.

Based on the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K, filed November 3, 2003, for incorporation by reference into the Registration Statement and Prospectus.

Very truly yours,


WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.